Exhibit (13)(e)(viii)

FORM OF AMENDMENT NO. [XX]

SECURITIES LENDING AGREEMENT

Form of Amendment No. [XX], dated as of [            , 2023] (“Amendment No. [XX]”), to the Securities Lending Agreement dated as of April 11, 2016 (“Agreement”), by and between JPMorgan Chase Bank, National Association (“J.P. Morgan”) and each Equitable investment company identified in Annex A hereto (“Lender”).

J.P. Morgan and Lender agree to modify and amend the Agreement as follows:

1.	New Portfolio. Effective [ , 2023], EQ/Core Plus Bond Portfolio is hereby added to the Agreement on the terms and conditions contained in the Agreement.

2.	Annex A. Annex A to the Agreement is deleted and replaced in its entirety by Annex A attached hereto.

3.	Ratification. Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. [XX] as of the date first above set forth.

EQ Advisors Trust 1290 Funds			JPMorgan Chase Bank, N.A.

On behalf of each of their series listed on Annex A

By:			By:
	Name:	Brian Walsh		Name:
	Title:	Chief Financial Officer		Title:
	Date:			Date: